ICON MANAGEMENT & RESEARCH CORPORATION

ICON ADVISERS, INC.

ICON DISTRIBUTORS, INC.

ICON FUNDS

CODE OF CONDUCT

INSIDER TRADING POLICY

GIFT POLICY

OUTSIDE EMPLOYMENT POLICY

EFFECTIVE JANUARY 12, 2018

DEFINITIONS	3

INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION	5

CAUTION REGARDING PERSONAL TRADING ACTIVITIES	6

COMMUNICATION WITH OUTSIDE TRUSTEES	6

CODE OF CONDUCT	6

OVERVIEW	6

EXCLUSIONS APPLICABLE TO OUTSIDE TRUSTEES	7

GENERAL PROHIBITIONS	7

TRADING RESTRICTIONS	9
PRE-CLEARANCE	9
SHORT SALES	9
HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS	9
EXCLUDED TRANSACTIONS	9
BLACKOUT PERIODS	9
PENDING ORDER RULE	11
THREE DAY RULE	11
SEVEN DAY RULE	11
45 DAY RULE	11

PRE-CLEARANCE PROCEDURES	11
GENERAL PRE-CLEARANCE	12
PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL	12
PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS	12
THREE BUSINESS DAY EFFECTIVE PERIOD	13

REPORTING TRANSACTIONS AND ACCOUNTS	13
QUARTERLY TRANSACTIONS REPORTS	13
ANNUAL HOLDINGS REPORTS	14
PASSIVE ACCOUNTS	14

OTHER REQUIRED FORMS	14
ACKNOWLEDGEMENT FORM	14
REPORT OF SECURITIES OWNERSHIP	14
INVESTMENT PERSONNEL REPRESENTATION FORM	15

OUTSIDE TRUSTEE REPRESENTATION FORM	15
FAMILY RELATIONSHIP FORM	15
POLITICAL CONTRIBUTIONS, POLITICAL ACTIVITY, AND SOLICITATION OF GOVERNMENT BUSINESS FORM	15

CONFIDENTIAL INFORMATION	15

INSIDER TRADING POLICY	16

BACKGROUND INFORMATION	16
WHO IS AN INSIDER?	17
WHEN IS INFORMATION NONPUBLIC?	17
WHAT IS MATERIAL INFORMATION?	17
WHEN IS INFORMATION MISAPPROPRIATED?	17
PENALTIES FOR INSIDER TRADING	17
WHO IS A CONTROLLING PERSON?	18

PROCEDURES TO IMPLEMENT POLICY	18
IDENTIFYING MATERIAL INSIDE INFORMATION	18
REPORTING INSIDE INFORMATION	19
WATCH AND RESTRICTED LISTS	19
PROTECTING INFORMATION	20
RESPONSIBILITY TO MONITOR TRANSACTIONS	21
TENDER OFFERS	21

RUMOR MONGERING POLICY	21

ELECTRONIC COMMUNICATIONS INCLUDING SOCIAL NETWORKING AND BLOGGING	21

GIFT POLICY	22

GIFT GIVING	22

GIFT RECEIVING	22

CUSTOMARY BUSINESS AMENITIES	22

POLITICAL CONTRIBUTIONS, POLITICAL ACTIVITY, AND SOLICITATION OF GOVERNMENT ENTITIES POLICY	23
POLITICAL CONTRIBUTIONS	23
POLITICAL ACTIVITY	23
SOLICITATION OF GOVERNMENT ENTITIES	24

OUTSIDE EMPLOYMENT POLICY	24

SUPERVISORY AND COMPLIANCE PROCEDURES	24

SUPERVISORY PROCEDURES	24
PREVENTION OF VIOLATIONS	24
DETECTION OF VIOLATIONS	25

COMPLIANCE PROCEDURES	25
REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS	25
ANNUAL REPORTS	25
RECORDS	25
INSPECTION	26
CONFIDENTIALITY	26

THE ETHICS COMMITTEE	26
MEMBERSHIP OF THE COMMITTEE	26
COMMITTEE MEETINGS	26
SPECIAL DISCRETION	26

GENERAL INFORMATION ABOUT THE CODE OF CONDUCT	27
ENFORCEMENT	27
INTERNAL USE	27

FORMS	27

DEFINITIONS

For purposes of this Code, the following definitions shall apply. Unless otherwise defined, all capitalized terms used in this document shall have the same meaning as set forth in this section.

1)	“Access Persons” are (1) Investment Personnel, (2) Officers of ICON Funds (“Funds”), (3) Directors/Trustees and Officers of ICON Management & Research Corporation (“IM&R”), ICON Advisers, Inc. (“ICON Advisers”) ICON Distributors, Inc. (“ICON DISTRIBUTORS”)(collectively “ICON Companies” or “ICON”), and Directors/Trustees of ICON Funds who have access to any nonpublic information concerning recommendations or trading activity in Covered Securities; or (4) any employee who, with respect to any client account of ICON Companies or ICON, makes any recommendation, participates in the determination of which recommendation will be made, or whose duties relate to the determination of which recommendation will be made, or who obtains or has access to any nonpublic information concerning holdings, recommendations, or trading activity on Covered Securities. “Internal Access Persons” are all access persons except Outside Trustees or External Officers.

2)	“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person’s own accounts, the term “Beneficial Ownership” encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

3)	“Business Relationship” shall be defined as any Managed Account, or any one person that does or seeks to do business with or on behalf of ICON Companies or any Managed Account.

4)	“Covered Securities” generally includes all securities, whether publicly or privately traded;

•	any option, future, forward contract or other obligation involving a security or index of securities, including an instrument whose value is derived or based on any of the above (a “derivative”),

•	limited offerings

•	Exchange traded funds (ETFs)

•	Closed-end funds

•	Transactions in affiliated mutual funds.

The following are NOT Covered Securities:

•	Shares of open-end funds other than shares in the ICON Funds (i.e., mutual funds);

•	Investments in qualified state tuition programs under Section 529 of the Internal Revenue Code of 1986, as amended (“529 Plans”);

•	Direct obligations of the U.S. government or any derivative thereof;

•	Obligations of agencies and instrumentalities of the U.S. government with a remaining term to maturity of one year or less, or any derivative thereof;

•	Money market instruments, such as certificates of deposit, bankers’ acceptances, repurchase agreements, and commercial paper;

•	Insurance contracts, including life insurance or annuity contracts;

•	Direct investments in real estate, business franchises or similar ventures; and

•	Physical commodities (including foreign currencies), or any derivatives thereof.

•	Microfinance Securities.

5)	“Designated Compliance Representatives” are ICON Companies’ Chief Compliance Officer’s and ICON Companies’ General Counsel and/or such persons’ designee(s).

6)	“Designated Legal Representative” is ICON Companies’ General Counsel or such person’s designee(s).

7)	“Directors/Trustees” are directors and/or trustees of ICON Companies and/or ICON Funds.

8)	“Ethics Committee” may include ICON Advisers’ General Counsel, Chief Compliance Officer, Chief Financial Officer, Director of Mutual Funds Management and President.

9)	“External Officers” are officers of ICON Funds who are not employees or officers of ICON Companies. External officers shall not be required to report under this Code of Conduct to the extent that such officer is reporting under a Code of Ethics that meets the requirements of Rule 17j-1 of the Investment Company Act of 1940, as amended.

10)	“FINRA” is the Financial Industry Regulatory Authority, Inc. formerly known as the National Association of Securities Dealers, Inc.

11)	“Inside Trustees” are Trustees who are interested persons, as defined in the Investment Company Act of 1940, of ICON Funds.

12)	“Investment Personnel” or “Investment Person” refers to Portfolio Managers (“PM”), research analysts, trading department personnel and any other persons who provide information and advice directly or indirectly to any advisory client of ICON Companies, or who assist in executing the PMs’ decisions.

13)	“Outside Trustees” are Trustees who are not interested persons, as defined in the Investment Company Act of 1940, of ICON Funds.

14)	“Securities Related Activities” are a person’s activities as, or employment by, a broker, a dealer, an underwriter, an investment adviser registered under the Investment Advisers Act of 1940, as amended, or as an investment adviser to a registered investment company.

15)	“Immediate Family Member” is a parent/step-parent, child/step-child, sibling/step-sibling, spouse, domestic partner, or any person residing in your immediate household.

16)	“Microfinance Securities” are debt or equity securities purchased through a microfinance institution designed to supply loans, savings, and other basic financial services to underprivileged businesses and entrepreneurs.

INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION

ICON Companies provides investment advisory services to various clients and accounts (collectively the “Managed Accounts”), some of which are investment companies registered under the Investment Company Act of 1940 (the “Company Act”). Persons designated as Access Persons of ICON Companies, who have access to information about the investment activities of the Managed Accounts, owe an undivided duty of loyalty to such Managed Accounts, and must therefore adhere to the highest ethical and professional standards of conduct. It is the objective of all persons subject to this Code of Conduct (“Code”) to maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations to ICON Companies and the Managed Accounts. Furthermore, all persons subject to this code are required to comply with all applicable securities laws. These standards, as contained in this Code, are based on the requirements of the Company Act, the Investment Advisers Act of 1940 (the “Advisers Act”), the Insider Trading and Securities Fraud Enforcement Act (“ITSFEA”), and the laws governing the management of investment accounts.

The Code is intended to ensure that you at all times comply with applicable securities laws, place first the interests of the Managed Accounts, (ii) conduct all personal trading consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Code also establishes policies regarding other matters, such as outside employment and the giving or receiving of gifts.

The Code is intended to comply with Rule 17j-1 under the Company Act, as amended, which requires ICON Companies to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by “access persons” (as defined in the Rule) of investment companies managed by ICON Companies, of ICON Companies itself as adviser to these companies, and of the principal underwriter of the investment companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. The Code is also intended to comply with the provisions of Rule 204-2 under the Advisers Act, which requires ICON Companies to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

The Code applies to all Directors/Trustees and all ICON Companies Employees. The Code applies to transactions for your personal accounts and any other accounts over which you have Beneficial Ownership. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

All ICON Companies Employees are required to read and retain this Code, and to sign and return the attached Acknowledgment Form to the Compliance Department (“Compliance”) upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment Form confirms that (i) you have received, read and asked any questions necessary to understand the Code, (ii) you agree to conduct yourself in accordance with the Code, (iii) you have complied with the Code during such time as you have been associated with ICON Companies, and (iv) you have reported any violation or possible violation of the Code promptly to the Chief Compliance Officer and/or the General Counsel. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You can also report a suspected violation or violation of the Code anonymously by sending an email through the ICON yahoo account. Simply logon to www.yahoo.com and enter ID: iconadvisers and Password: 2017Reporting. Then send an email to the CCO, General Counsel, Human Resources and/or any other senior member of management to report the suspected violation or other unethical behavior.

Adherence to this Code is a fundamental condition of service with ICON Companies, and Directors/Trustees and employees of ICON Companies bear full responsibility for ensuring that they and members of their immediate families and personal households comply with the provisions and intent of this Code. Only by careful adherence to the requirements outlined in the Code can we protect our reputation and avoid legal or regulatory actions.

This Code should be read in conjunction with any other policies and procedures the ICON Companies requires of you, including but not limited to those set forth in the ICON Advisers Employee Manual, ICON Advisers, Inc. Investment Adviser Policies and Procedures Manual, and the ICON Distributors Broker Dealer Compliance and Supervisory Procedures Manual.

CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Access Persons, become prohibited while the position remains open (e.g., closing out short sales and transactions in derivatives). Furthermore, if ICON Companies becomes aware of material nonpublic information, or if a Managed Account is active in a given security, some Access Persons may find themselves “frozen” in a position. ICON Companies will not bear any losses in personal accounts resulting from the application of this Code.

COMMUNICATION WITH OUTSIDE TRUSTEES

As a regular business practice, ICON Companies attempts to keep the Trustees and External Officers informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, ICON Companies personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting ICON Companies. However, it is ICON Companies’ policy not to communicate specific trading information and/or advice on specific issues to the Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Managed Accounts). Any pattern of repeated requests by such Trustees should be reported to the Chief Compliance Officer and the General Counsel.

CODE OF CONDUCT

OVERVIEW

In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the “SEC”) has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable ICON Companies to fulfill these requirements.

EXCLUSIONS APPLICABLE TO OUTSIDE TRUSTEES AND EXTERNAL OFFICERS

Because they have limited access to information regarding trading activity for the Managed Accounts, certain of the prohibitions discussed in this section are not applicable to the Outside Trustees and External Officers of ICON Funds. Specifically, Outside Trustees and External Officers are excluded from the following:

1.	The pre-clearance requirements prior to engaging in any personal transaction in Covered Securities, see PRE-CLEARANCE.

2.	The prohibition against participation in hedge funds, investment clubs, or similar investment groups except as a passive investor, see HEDGE FUNDS, INVESTMENT CLUBS AND OTHER GROUPS.

3.	The requirement to hold Covered Securities, including the ICON Funds, for 45 days, see 45 DAY RULE.

4.	The requirement to pre-clear participation in a tender offer or stock purchase plan prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. See PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS.

5.	The requirement to arrange for provision of duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which the Outside Trustee has a beneficial interest, see REPORTING TRANSACTIONS AND ACCOUNTS. Note, however, that Outside Trustees must report a transaction in a Covered Security if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that, during the fifteen business-day period immediately before or after the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as trustee.

GENERAL PROHIBITIONS

The following activities are prohibited for Access Persons. Persons who violate any of the following prohibitions shall disgorge any profits realized in connection with such violation.

1.	Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a “hot issue” as defined in FINRA rules. Such securities may be purchased, upon pre-approval, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

2.	Causing a Managed Account to take action, or to fail to take action, for personal benefit, rather than to benefit such Managed Account. For example, an Access Person would violate this Code by causing a Managed Account to purchase a security owned by the Access Person for the purpose of supporting or increasing the price of that security, or by causing a Managed Account to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

3.	Using, for personal profit, knowledge of portfolio transactions made or contemplated for the Managed Accounts, or causing others to profit by the market effect of such transactions.

4.	Disclosing current portfolio transactions made or contemplated for the Managed Accounts, as well as any other nonpublic information, to anyone outside of ICON Companies.

5.	Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Managed Account, including without limitation:

a)	Employing any device, scheme or artifice to defraud any Managed Account;

b)	Making to any Managed Account any untrue statement of material fact or omitting to state to such Managed Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)	Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Managed Account; or

d)	Engaging in any manipulative practice with respect to any Managed Account.

6.	Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

7.	No Investment Personnel may serve on the board of directors of a publicly traded company without prior written authorization by the President of ICON Advisers. No such service shall be approved without a finding that the board service would not be inconsistent with the interests of the Managed Accounts. If board service is authorized, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through “Chinese Walls” or other procedures.

8.	If an Investment Person is planning to invest or make a recommendation to invest in a security for a Managed Account, and such person has a material interest in the security, such person must first disclose such interest to the Director of Mutual Funds Management and obtain his consent. The Director of Mutual Funds Management may only grant consent if he has no material interest in the security, and must immediately inform the Ethics Committee in writing of the granting of such consent. A material interest is Beneficial Ownership of any securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person’s judgment.

9.	No Investment Person may do or cause to be done on behalf of any Managed Account, any business with a broker-dealer in which that Investment Person holds any material financial interest, unless such material financial interest is first disclosed to the Chief Compliance Officer, and trading with the subject broker-dealer is approved by the Director of Mutual Funds Management in consultation with the Ethics Committee.

10.	Any Investment Person who acquires Beneficial Ownership of securities in a private placement must disclose that investment when such Investment Person plays a part in the decision of ICON Companies to purchase securities of that issuer for a Managed Account. Such investment decision will be subject to an independent review by Investment Personnel with no personal interest in the subject issuer.

TRADING RESTRICTIONS

PRE-CLEARANCE

INVESTMENT PERSONNEL MUST GET PRE-CLEARANCE ON ALL TRADES IN COVERED SECURITIES (EXCLUDING THE ICON FUNDS). PLEASE SEE SECTION PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL ON PAGE 12.

Access Persons (except Outside Trustees/External Officers and Investment Personnel who require pre-clearance on all trades) must obtain pre-clearance, for any trade in a Covered Security that is greater than $5,000, prior to engaging in any personal transaction in Covered Securities, excluding the ICON Funds. In addition, transactions of less than 500 shares of any large cap security, as defined by Standard & Poor’s, are exempt from the pre-clearance requirement even if the amount exceeds $5,000. Pre-clearance procedures, as well as special procedures for pre-clearing transactions in tender offers and stock purchase plans, are set forth below. Pre-clearance is NOT required for any transaction in the ICON Funds. However, Access Persons are still required to report all transactions in the ICON Funds and abide by the 45 Day Rule (defined on page 11).

Trading activity, although pre-cleared and otherwise permitted under this Code, must not be excessive in terms of time spent during your normal working hours. The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by an Access Person. Outside Trustees and External Officers are exempt from certain trading restrictions, as noted, because of their limited access to current information regarding Managed Account investments.

SHORT SALES

Any Access Person (except Outside Trustees and External Officers) who sells short a Covered Security that such person knows is held long by any Managed Account shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 Index). Managed Account ownership of Covered Securities will be checked as part of the pre-clearance process referenced above.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS

No Access Person (except Outside Trustees and External Officers) may participate in hedge funds, investment clubs, or similar investment groups except as a passive investor. Such passive investments are not subject to these trading restrictions, but must be reported to Compliance as noted under Reporting Transactions and Accounts, below.

EXCLUDED TRANSACTIONS

Some or all of the trading restrictions listed below do not apply to the following transactions. However, these transactions must still be reported to Compliance (see Reporting Transactions and Accounts):

1.	Tender offer transactions are exempt from all trading restrictions except pre-clearance.

2.	Stock purchase plans are exempt from all trading restrictions except pre-clearance and the seven-day rule.

3.	The acquisition of securities through mandatory corporate actions such as, stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities, are exempt from all trading restrictions.

4.	The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer’s securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired, are exempt from all trading restrictions.

5.	The acquisition or disposition of securities of the same issuer, due to a mandatory corporate action, in the amount of $5,000.00 or less in any 24-hour period is exempt from the pre-clearance requirement.

6.	The acquisition of securities by gift or inheritance is exempt from all trading restrictions. Future transactions involving such securities, however, are subject to the provisions of this Code.

7.	The acquisition or disposition of less than 500 shares of any large cap security as defined by Standard & Poor’s is exempt from the pre-clearance requirement for non-investment personnel only.

8.	The acquisition or disposition of microfinance securities.

BLACKOUT PERIODS—FOR ALL TRANSACTIONS THAT REQUIRE PRE-CLEARANCE

If any Access Person engages in a transaction in a Covered Security which violates any of the restrictions detailed below (the “Blackout Periods”), or is determined to be in conflict with transactions made on behalf of the Managed Accounts, such transaction must, upon notice from the Chief Compliance Officer, be immediately cancelled or reversed, or profits may be disgorged.1 This applies to all securities transactions, even those which were made in good faith, were pre-cleared and the violation is one that was either inadvertent or was determined after the fact by a review of trading data.

Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization, unless otherwise prescribed by law. The specific charitable organization shall be selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a Portfolio Manager (PM) that conflicted with that PM’s own Managed Accounts, disgorgement proceeds shall be paid directly to such Managed Accounts. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

[1]	Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivatives thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Managed Account transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Managed Account transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Managed Account for the underlying security. Neither pre-clearance nor disgorgement shall be required if such person’s transaction is to close, sell or exercise a derivative within five days of its expiration.

PENDING ORDER RULE – ALL INTERNAL ACCESS PERSONS

No Internal Access Person may engage in a transaction, that requires pre-clearance in a Covered Security when there is a buy or sell order pending on behalf of any Managed Account in that same security. The existence of pending orders will be checked as part of the pre-clearance process referenced above. Pre-clearance may be given only consistent with the Blackout Periods detailed in this section, or after any pending Managed Account order is withdrawn.

THREE DAY RULE – INTERNAL ACCESS PERSONS ONLY

Internal Access Persons will not be given pre-clearance for a personal security transaction if within the last three days, ICON, on behalf of any Managed Account, had a transaction in the same Covered Security.

SEVEN DAY RULE – INVESTMENT PERSONNEL ONLY

Investment Personnel will not be given pre-clearance if within the last seven days ICON, on behalf of any Managed Account, had a transaction in the same Covered Security. Investment Personnel will generally not be given pre-clearance to execute a personal security transaction in the same Covered Security until seven days after the executed transaction by ICON. However, in certain emergency or unusual circumstances, the Investment Person may request an exception from the Ethics Committee.

If a personal securities transaction in a Covered Security is properly pre-cleared for an Investment Person, and within seven days after the personal trade, a transaction in the same security is executed by ICON Companies on behalf of any Managed Account, the Investment Person may be required to disgorge, as determined by the Ethics Committee, any price advantage realized.2 The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Managed Account during such period.

45 DAY RULE—ALL INTERNAL ACCESS PERSONS

Internal Access Persons are required to hold Covered Securities, which includes the ICON Funds, for 45 days. However, a Covered Security, including the ICON Funds, may be disposed of at a loss at any time within the 45 day holding period provided no other rule, regulation or Code provision is violated. FIFO will be used to determine the 45 day hold period. The 45 day hold period for the ICON Funds will only apply to transactions initiated by the employee. Regularly scheduled contributions/withdrawals and/or loan repayments through ICON’s 401k plan will not be subject to the 45 day holding period.

No pre-clearance, except emergency circumstances or a material change in financial condition, will be granted if the holding period is not met. All exceptions will be at the discretion of the Ethics Committee.

PRE-CLEARANCE PROCEDURES FOR INTERNAL ACCESS PERSONS ONLY

Pre-clearance must be obtained by Internal Access Persons for any applicable transaction greater than $5,000 in a Covered Security, excluding the ICON Funds. Additionally, no pre-clearance is required for transactions of less than 500 shares of any large cap security as defined by Standard & Poor’s even if the total value of the transaction exceeds $5,000.

[2]	Note that, for the purposes of this restriction, personal purchases are matched only against subsequent Managed Account purchases, and personal sales are matched only against subsequent Managed Account sales.

Access Persons requiring pre-clearance shall obtain clearance for themselves and members of their immediate families and households before purchasing, selling or pledging either the debt or equity securities of any publicly-traded company. If the transaction is approved, the Access Person has three business days from the date of pre-clearance to execute the trade.

GENERAL PRE-CLEARANCE (EXCLUDING INVESTMENT PERSONNEL)

All requests for pre-clearance shall be made using the Pre-Clearance Form appended to this Code. Access Persons are responsible for presenting the personal investment request to ICON Companies’ Director of Mutual Funds Management or, in his absence, any member of ICON Companies’ Investment Committee, who will be given an opportunity to object. The Director of Mutual Funds Management, or member of the Investment Committee, shall object to pre-clearance if any such person knows of a conflict with a pending Managed Account transaction or a transaction known by such person to be under consideration for a Managed Account. Consideration of pre-clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Managed Account. If no objections are raised, the Investment Committee representative shall indicate clearance of the trade by signing the Pre-Clearance Form. All approved requests for pre-clearance must be submitted to the Designated Compliance Representative for final approval.

Changes in an employee’s investment elections or a re-allocation of an employee’s balances do not need to be pre-cleared. However, these transactions may still need to be reported to the Chief Compliance Officer.

PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL ONLY

Trades by Investment Personnel are subject to the following special requirements:

•	Any purchase of a Covered Security for a personal account must first be submitted as a potential investment to the Director of Mutual Funds Management of ICON Companies. The Director of Mutual Funds Management, or designee, must make a determination that the security in question is not an appropriate investment for any Managed Account before pre-clearance for such security may be requested.

•	Upon approval by the Director of Mutual Funds Management, the Pre-clearance Form shall be presented to a Designated Compliance Representative for signature.

•	A request for pre-clearance regarding a private placement which is an investment asset in which the Managed Accounts might invest, or managed or sponsored by broker-dealers with whom the Managed Accounts presently do business or may in the future do business, or is being offered in any way because of an Investment Person’s position with ICON Companies, will normally be declined.

PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

Access Persons (other than Outside Trustees and External Officers) who wish to participate in a tender offer or stock purchase plan must obtain pre-clearance with the Chief Compliance Officer or designee prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the Chief Compliance Officer shall consider all material factors relevant to a potential conflict of interest between the Access Person and Managed Accounts. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

THREE BUSINESS DAY EFFECTIVE PERIOD

Clearance to trade will be effective for three business days from the date of the last signature on the Pre-clearance Form. Open orders, including stop loss orders, will generally not be allowed due to the three day effective period. It will be necessary to repeat the pre-clearance process for transactions not executed within the three day effective period.

REPORTING TRANSACTIONS AND ACCOUNTS

Access Persons (other than Outside Trustees and External Officers) must provide to ICON Companies an initial Report of Securities Ownership no later than 10 days after becoming an Access Person. The report must contain the following information and must be current as of a date no more than 45 days before the date the person became an Access Person:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held.

Copies of account statements may be submitted in lieu of the initial Report of Securities Ownership, provided that such account statements include all of the information listed above.

All Access Person (other than Outside Trustees and External Officers) must consent for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in every brokerage or commodities account in which they have a beneficial interest. Please note that, even if such person does not trade Covered Securities in a particular brokerage or commodities account (e.g., trading mutual funds in a Schwab account), the provision of duplicate account statements and confirmations is still required. This requirement does not apply to brokerage accounts maintained solely for investment in 529 Plans. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Access Persons must notify Compliance of each reportable account at the time it is opened and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form, or similar documentation, should be completed for this purpose.

Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, Access Person must report these transactions using a Quarterly Transactions Report, or other documentation, as noted below.

Outside Trustees and External Officers need only report a transaction in a Covered Security if such person, at the time of the transaction, knew, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that, during the fifteen day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as trustee.

QUARTERLY TRANSACTIONS REPORTS

Access Persons (other than Outside Trustees and External Officers) must provide a Quarterly Transactions Report within 30 days after the end of each calendar quarter, showing all transactions in Covered Securities, including all such transactions that are not effected in securities or commodities accounts; non-brokered private placements; gifts; inheritances; and other transactions in Covered Securities.

Access Persons are not required to list transactions for which duplicate confirmations have been provided. Access Persons shall affirm that their brokers have been instructed to provide duplicate confirmations for all accounts. Access Persons shall also affirm that they have not opened any new brokerage accounts during the quarter.

ANNUAL HOLDINGS REPORTS

Access Persons (other than Outside Trustees and External Officers) must provide to ICON Companies a Report of Securities Ownership at least annually which must be current as of a date no more than 45 days before the date the Report is submitted. The report must contain the same type information as the initial Report of Securities Ownership filed upon becoming an Access Person. Copies of account statements may be submitted in lieu of the annual Report of Securities Ownership, provided that such account statements include all of the information listed above.

PASSIVE ACCOUNTS

The Code shall not apply to purchases or sales affected in any account over which the ICON Employee has no direct or indirect influence or control. Access Person relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Chief Compliance Officer regarding any such accounts.

Any account beneficially owned by an Access Person that is managed by ICON Companies in a discretionary capacity is not covered by this Code so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

OTHER REQUIRED FORMS

In addition to the Account Information Form, Quarterly and Annual Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

ACKNOWLEDGEMENT FORM

Each ICON Companies Employee must, upon commencement of services and annually thereafter, provide Compliance with an Acknowledgment Form stating that he or she has reviewed and complied with the Code and has disclosed or reported all applicable securities transactions.

REPORT OF SECURITIES OWNERSHIP

Access Persons must, upon commencement of services, and annually thereafter, provide Compliance with a Report of Securities Ownership Form, or brokerage statement(s), which lists all Covered Securities beneficially held. Alternatively, each Access Person can confirm a listing of open brokerage account(s).

INVESTMENT PERSONNEL REPRESENTATION FORM

Investment Personnel must, upon commencement of services, provide Compliance with an Investment Personnel Representation Form which lists all Covered Securities beneficially held. In addition, such persons must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than ICON Companies.

OUTSIDE TRUSTEE REPRESENTATION FORM

All Outside Trustees must, upon commencement of services, provide Compliance with an Outside Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Managed Account by ICON Companies or its officers or employees. Annually thereafter, the security transaction confirmation and adherence to the Code of Conduct affirmation will be included in the Trustee Questionnaire.

FAMILY RELATIONSHIP FORM

Upon commencement of services, and quarterly thereafter, Investment Personnel must provide Compliance with a list of all immediate family members employed in any securities related activities by completing the Family Relationship Form. The quarterly updates will be provided via the Quarterly Transaction Report and Family Relationship Update.

POLITICAL CONTRIBUTIONS, POLITICAL ACTIVITY, AND SOLICITATION OF GOVERNMENT BUSINESS FORM

All ICON Companies employees must provide Compliance with a certification of all political contributions, political activity, and solicitation of government business on a quarterly basis.

CONFIDENTIAL INFORMATION

The protection of ICON Companies’ business information, property (tangible and intangible), and all other assets is vital to the interests and success of ICON (the “Confidential Information”). “Confidential Information” shall include but not be limited to any information related to the business or other affairs of the Company or its affiliates that is (a) conceived, compiled, developed, modified, improved or discovered by me or anybody else at the Company, whether solely or jointly with others during my tenure with the Company; or (b) has been provided to, received by, or otherwise becomes known to me in connection with my engagement by or with the Company. Without limiting the generality of the foregoing, “Confidential Information” includes any information arising out of, in connection with, or relating (directly or indirectly) to ICON’s business or strategic plan, stock ownership or trade data by ICON or any of its clients, data, models, investment methodologies or strategies, third-party relationships, processes, development plans, client names, personal data, and other information relating to clients, pricing policies, financial information, documentation and any and all other information about ICON, each ICON Fund, or any of its respective affiliates that may be disclosed or revealed during your tenure with the Company.

Therefore, the safeguarding of these assets is the responsibility of every ICON Advisers employee. ICON Companies is the sole owner of its information and property (tangible, intangible, proprietary or otherwise), including, without limitation, trade secrets, intellectual property, documents, files, records, customer lists, computer files, equipment, computers, its products, services, policies (acquisition, marketing, accounting, finance, etc.), the Confidential Information and other similar materials.

Appropriate maintenance and care should be given to all ICON equipment and Confidential Information. Employees (including, as appropriate, former employees) will be held responsible for lost, damaged, or unreturned property resulting from misuse or carelessness. In addition, it is the responsibility of each employee to report to his or her supervisor any loss, misuse, theft, or other misappropriation or distribution of ICON’s property.

ICON may at any time access Company property, equipment, records, documents, and files. Searches or inspections of ICON’s property may include your office, desk, file cabinet, closet, computer files, E-mail, voice mail, or similar places where you may place or store ICON’s property or ICON-related information, whether or not such places are locked or protected by passwords or access codes. Because a search on ICON’s property might result in the discovery of your personal possessions or those of others, you are encouraged not to bring into the workplace any item of personal property that you do not want to reveal to ICON. Furthermore, by connecting any device (including but not limited to an iPhone, iPad, Android or other tablet) containing personal information to ICON’s exchange server, you acknowledge the risk that such device may be wiped of all information (both professional and personal) upon termination.

The E-mail, voice mail, and Internet access systems are the property of ICON Advisers. All communications and information transmitted by, received from, or stored in these systems are ICON Advisers’ records. Employees have no right of personal privacy in any matter stored in, created, received, or sent over the E-mail, voice mail, Internet systems, and/or computer systems. ICON Advisers reserves the right to record, monitor, access, retrieve, restrict, review, and delete any matter stored in, created, received, or sent over e-mail, voice mail, Internet systems and/or computer systems, for any reason and without the permission of any employee. This may include, but is not limited to, monitoring sites visited by employees on the Internet, monitoring chat groups and news groups, and reviewing material downloaded or uploaded by users to the Internet. ICON Advisers monitors employees’ E-mail and other communications for, among other things, regulatory requirements. Employees must use the Email system provided by ICON for all E-mails related in any way to the Company, its products, clients, services, and business.

You should not use ICON’s property for personal reasons without prior approval from your supervisor.

Upon termination of employment, all of ICON’s property, equipment, and information must be returned to ICON.

INSIDER TRADING POLICY

BACKGROUND INFORMATION

The ICON Companies seek to foster a reputation for integrity and professionalism, and that reputation is a vital business asset. This Insider Trading Policy (“Policy”) includes procedures to deter the misuse of material nonpublic information. By adopting this Policy, ICON Companies seeks to exceed the stringent requirements of the federal securities laws. The Policy reinforces ICON Companies’ commitment to avoiding even the appearance of impropriety.

The term “insider trading” is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”), or to communication of material nonpublic information to others. The law concerning insider trading can be complex and unclear, and an individual legitimately may be uncertain about the application of this Policy. Often, a simple question may forestall disciplinary action or complex legal difficulties. If you have any questions regarding the application of this Policy or you have any reason to believe that a violation of this Policy has occurred or is about to occur, you should contact the Chief Compliance Officer. You may assume that the law regarding insider trading operates to prohibit:

•	Trading by an insider, while in possession of material nonpublic information;

•	Trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider’s duty to keep such information confidential;

•	Communicating material nonpublic information to others in breach of a duty not to disclose such information; and

•	Misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

WHO IS AN INSIDER?

The concept of “insider” is broad. It includes officers, directors and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, ICON Companies may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

Information should be treated as being nonpublic unless a reasonable period of time has passed since it has been distributed by means likely to result in a general public awareness of the information. Such awareness would result, for example, from publication of the information in a daily newspaper. As a general rule, information may be considered to be public on the third business day after it has been broadly distributed to the general public.

WHAT IS MATERIAL INFORMATION?

In general, “material information” is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information may also relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

WHEN IS INFORMATION MISAPPROPRIATED?

The misappropriation theory prohibits trading on the basis of non-public information by a corporate “outsider” in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

Insider trading is a serious legal concern for ICON Companies and its personnel. The trading of securities of publicly-traded companies or the ICON Funds while in possession of material, nonpublic information relating to those companies or Funds may subject ICON Companies and its personnel to penalties under federal law. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

•	Civil injunctions;

•	Treble damages;

•	Disgorgement of profits;

•	Jail sentences of up to 10 years;

•	Fines up to $1,000,000 (or $2,500,000 for corporations and other entities);

•	Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

With separate tiers of penalties for employers and personnel, there may be situations in which the concerns of these groups diverge. This contrasts with routine litigation in which an employer typically reinforces the actions of its senior personnel. Consequently, personnel who trade on material, nonpublic information should be aware that ICON Companies may not be able to protect their interests. In addition, any violation of the law may result in serious sanctions by ICON Companies, including termination of employment.

WHO IS A CONTROLLING PERSON?

Any Trustee and/or Officer of the ICON Companies is considered a controlling person. If you are a Trustee or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

PROCEDURES TO IMPLEMENT POLICY

The following procedures have been implemented to aid the Directors/Trustees, officers and other Access Persons of ICON Companies in avoiding insider trading, and to aid ICON Companies in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

Before trading for yourself or others, including Managed Accounts, in the securities of a company or shares of the ICON Funds in which you may have potential inside information, ask yourself the following questions:

•	To whom has this information been provided? Has the information been effectively communicated to the marketplace?

•	Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

•	Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

REPORTING INSIDE INFORMATION

If, after consideration of the above, you believe that the information you possess is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

•	Do not purchase or sell the securities or shares of the ICON Funds on behalf of yourself or others, including Managed Accounts.

•	Do not communicate the information inside or outside of ICON Companies, other than to the Chief Compliance Officer.

•	Immediately advise the Chief Compliance Officer of the nature and source of such information. The Chief Compliance Officer will review the information with the Ethics Committee.

•	Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Chief Compliance Officer will place the security on a restricted list or watch list, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director/Trustee, officer or other Access Person of ICON Companies is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Managed Account), such company will either be placed on a watch list or on a restricted list.

Watch List. If the security is placed on a watch list, the flow of the information to other ICON Companies personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a “Chinese Wall.”

Restricted List. If the Ethics Committee or the Chief Compliance Officer determines that material nonpublic information is in the possession of a Director/Trustee, officer, or other Access Person of ICON Companies and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on a restricted list. While a company is on the restricted list, no Investment Person shall initiate or recommend any transaction in any Managed Account, and no Access Person will be pre-cleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on a restricted list even though no “break in the Chinese Wall” has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The watch list and restricted list are highly confidential and should under no circumstances be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

Directors/Trustees, officers, external officers, and other Access Persons of ICON Companies shall not disclose any nonpublic information (whether or not it is material) relating to ICON Companies, its securities transactions or securities positions of any Managed Account to any person outside ICON Companies (unless such disclosure has been authorized by ICON Companies). Material nonpublic information may not be communicated to anyone, including any Director/Trustee, officer or other Access Person of ICON Companies, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

Directors/Trustees, officers, external officers, and other Access Persons of ICON Companies must refrain from communicating any information not publicly published about any Managed Account’s investment transactions or financial situation to anyone unless absolutely necessary and authorized by ICON Companies as a part of the regular course of business. Performance information, use of the Managed Accounts as a reference, and release of other information about the Managed Accounts is permitted only when a properly authorized representative of the applicable Managed Account expressly agrees. Equal care and discretion must be used in discussing or distributing information regarding investment strategies, reports or recommendations.

To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all Access Persons take the following steps with respect to confidential or nonpublic information:

•	Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

•	To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to persons with a business need for being in the area.

•	Avoid use of speaker phones in areas where unauthorized persons may overhear conversations.

•	Avoid use of wireless and cellular phones, or other means of communication which may be intercepted.

•	Where appropriate, maintain the confidentiality of Managed Account identities by using code names or numbers for confidential projects.

•	Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

•	Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

•	Refer to the Chief Compliance Officer, without comment, to all inquiries involving nonpublic information possessed by ICON Companies from persons outside of ICON Companies, including the news media, arbitrageurs, financial analysts and the general public.

ICON Companies personnel who become aware of a leak, whether deliberate or otherwise, of nonpublic information relating to ICON Companies, or to any company about which ICON Companies or its personnel have acquired such nonpublic information, shall report the leak immediately to the Chief Compliance Officer or General Counsel. For purposes of this section, a “leak” is defined to include any unauthorized disclosure of nonpublic information about ICON Companies or any company about which ICON Companies or its personnel have acquired information. A leak exists when such disclosure has been made to a person or entity outside of ICON Companies, or to an unauthorized person within ICON Companies.

RESPONSIBILITY TO MONITOR TRANSACTIONS

Compliance will monitor transactions of Managed Accounts and Access Persons for which reports are received to detect the existence of any unusual trading activities with respect to companies on the watch and restricted lists. Compliance will immediately report any unusual trading activity directly to the Ethics Committee, who will be responsible for determining what, if any, action should be taken.

TENDER OFFERS

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

RUMOR MONGERING POLICY

ICON Companies seeks to foster a reputation for integrity and professionalism, and that reputation is a vital business asset. The creation or spreading of a) information which you know to be false or b) information for which you have no reasonable basis as to its truth; and with respect to a) or b) you intend to affect securities prices to benefit yourself personally, ICON Companies, or any ICON managed account is strictly prohibited by the ICON Companies. Investment decisions should be the result of the ICON methodology. Any violation of this policy may result in sanctions by ICON Companies, including termination of employment and communication of the violation to regulatory authorities.

ELECTRONIC COMMUNICATIONS INCLUDING SOCIAL NETWORKING AND BLOGGING

The use of electronic communications including but not necessarily limited to external e-mail services, text messaging, social networking sites, and blogs (collectively, “Electronic Communications”) for the discussion of any ICON-related business matter involving any ICON managed account or ICON Companies’ product or service is prohibited without the prior review and written consent of a Designated Legal Representative or Designated Compliance Representative. Electronic Communications as used herein includes but is not limited to Gmail, Hotmail, Yahoo, Comcast, Facebook, MySpace, Twitter, LinkedIn, and personal blog sites.

To the extent a social networking or similar site identifies the ICON Companies as your employer, you are reminded of your responsibility to conduct yourself in an appropriate, business-like manner designed to protect the ICON Companies reputation.

GIFT POLICY

All goods and services purchased by ICON Companies shall be obtained from suppliers who offer the best price consistent with required standards of service, quality, timeliness and reliability. To avoid any actual or perceived conflict with this policy, the acceptance from any supplier of gifts or other consideration of significant value by any officer or other Access Person of ICON Companies is prohibited. This prohibition includes donations of cash, goods or services for meetings, picnics or other similar gatherings, costly entertainment or any other gift which could reasonably cause the donor to expect to be favored as a supplier or influence ICON Companies to so favor the donor. Notwithstanding anything else in these paragraphs, the following outlines ICON Companies’ policy on giving and receiving gifts to help us maintain these standards.

GIFT GIVING^

Neither you nor members of your immediate family under your control may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts (“Gifts”) in excess of $100 per calendar year to any Managed Account, or any one person that does or seeks to do business with or on behalf of ICON Companies or any Managed Account (collectively referred to herein as “Business Relationships”). For purposes of this Gift Policy control means the power to influence the decision of the immediate family member.

Gifts of substantial value between employees are also discouraged. Such gifts are prohibited in those instances in which they might be interpreted as attempts to influence personnel decisions.

GIFT RECEIVING^

The solicitation of a Gift is prohibited (i.e., you may not request that a gift, such as tickets to a sporting event, be given to you by a Business Relationship).

The market value of all Gifts received by you from any single Business Relationship may not exceed $100 during any calendar year. You must immediately notify your manager if in one event you receive any gift or gifts whose aggregate value exceeds $100. Managers who receive such notification must report this information to the Chief Compliance Officer.

CUSTOMARY BUSINESS AMENITIES^

Customary business amenities are not considered Gifts so long as such amenities are business related, reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities will typically not be considered Gifts if the above-described guidelines are followed and the offeror accompanies you to the event, or if you accompany the recipient. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment. This policy must be read in conjunction with applicable FINRA rules regarding non-cash compensation. You are tasked with awareness of FINRA’s cash/non-cash compensation rules, and you must exercise caution to comply with both the letter and the spirit of those rules and regulations.

^Investment Personnel are prohibited from receiving any gifts or entertainment from broker dealers except as allowed under the ICON Advisers, Inc. Portfolio Manager and Research Department Gift and Entertainment Policy.

POLITICAL CONTRIBUTIONS, POLITICAL ACTIVITY, AND SOLICITATION OF GOVERNMENT BUSINESS POLICY

POLITICAL CONTRIBUTIONS

ICON’s general policy is to limit political contributions by ICON employees to officials of a government entity to $350, per election, to an elected official or candidate for whom the individual employee is entitled to vote, and $150, per election, to an elected official or candidate for whom the employee is not entitled to vote.

1.	Officials. An Official includes an incumbent, candidate, or successful candidate for elective office of a government entity.

2.	Government Entities. Government Entities include all state and local governments, their agencies and instrumentalities, and all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans.

3.	Contributions. Contributions are defined to include a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election. Contributions also include the payment of transition or inaugural expenses incurred by a successful candidate for state or local office. Donations of an employee’s time are not considered contributions under this policy, however, are subject to the limitations under “Political Activity” below.

4.	Political Action Committees (“PACs”) and Political Parties. Contributions to PACs or Political Parties are limited to $350 per election.

5.	Contributions by Immediate Family Members. ICON employees are prohibited from committing acts indirectly, which, if done directly, would violate this Policy. While this Policy does not extend to Immediate Family Members, ICON employees are prohibited from directing Immediate Family Members, or other individuals, to make political contributions on their behalf.

6.	Political Contribution Reporting. Each ICON employee is required to report all Political Contributions, on a quarterly basis, to the ICON Compliance department on the “Political Contributions, Political Activity, and Solicitation of Government Business” Form.

POLITICAL ACTIVITY

ICON’s general policy is to limit political activity by ICON employees to avoid the ability to, or perceived ability to, influence officials of a government entity in their selection of an Adviser.

1. Political Action Committees (“PACs”) and Political Parties. ICON employees are prohibited from creating or controlling a PAC. An employee would be deemed to have control of a PAC if they have the ability to direct or cause the direction of the governance or operations of the PAC. ICON employees are prohibited from coordinating or soliciting any person or PAC to make any contribution to an official or government entity or any payment to a political party of a state or locality.

2. Political Activity of Immediate Family Members. ICON employees are prohibited from committing acts indirectly, which, if done directly, would violate this Policy. While this Policy does not extend to Immediate Family Members, ICON employees are prohibited from directing Immediate Family Members, or other individuals, to create or control a PAC on their behalf.

SOLICITATION OF GOVERNMENT BUSINESS

ICON employees are prohibited from providing or agreeing to provide, directly or indirectly, payment to any person or entity to solicit government clients for investment advisory services on ICON’s behalf without the written consent of ICON’s General Counsel.

OUTSIDE EMPLOYMENT POLICY

No Inside Director/Trustee or other employee of ICON Companies shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his or her relationship with ICON Companies unless such person has provided prompt written notice of such employment or compensation to the Chief Compliance Officer, and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee.

SUPERVISORY AND COMPLIANCE PROCEDURES

Supervisory procedures can be divided into two classifications; (i) prevention of violations and (ii) detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

To prevent violations of the Code, the Chief Compliance Officer should, in addition to enforcing the procedures outlined in the Code:

1.	Review and update the Code as necessary, at least once annually, including but not limited to a review of the Code by the Ethics Committee and/or counsel;

2.	Answer questions regarding the Code;

3.	Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Code; and

4.	Maintain a continuing education program consisting of the following:

a)	Orienting Directors/Trustees, officers, and other Access Persons who are new to ICON Companies to the Code, and

b)	Further educating Directors/Trustees, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Code.

DETECTION OF VIOLATIONS

To detect violations of the Code, the Chief Compliance Officer or designee should, in addition to enforcing the procedures outlined in the Code:

•	Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

•	Review the restricted and watch lists relative to applicable personal and Managed Account trading activity, as provided under the Code;

•	Conduct spot checks of certain information as noted under the Code.

COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon learning of a potential deviation from, or material violation of, the Code, the Chief Compliance Officer shall prepare a written report to the Ethics Committee providing full details and recommendations for further action. The Ethics Committee shall thereafter take such action as it deems appropriate.

ANNUAL REPORTS

The Chief Compliance Officer shall prepare, at least annually, a written report for the Ethics Committee. This report shall contain the following information, and shall be confidential.

•	Copies of the Code, as revised, including a summary of any changes made during the past year;

•	A summary of any violations requiring significant remedial action during the past year; and

•	Recommendations, if any, regarding changes in existing restrictions or procedures based upon ICON Companies’ experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

The Chief Compliance Officer will report to the ICON Advisers and ICON Funds board with respect to any of the above items to the extent that any Managed Account is materially affected thereby.

Alternatively, the Chief Compliance Officer can report any violations of the Code to the Board of Trustees. These reports will be available to the Ethics Committee upon request.

RECORDS

Compliance shall maintain the following records:

•	Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Access Persons pursuant to the Code and any other pertinent information. Such files shall be stored in a secure location;

•	A copy of each pre-clearance;

•	A list of all persons who are, or have been, required to make reports pursuant to the Code.

INSPECTION

The records and reports maintained by Compliance pursuant to the Code shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures, reports and records monitored, prepared or maintained pursuant to the Code shall be considered confidential and proprietary to ICON Companies and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

THE ETHICS COMMITTEE

The Ethics Committee (“Committee”) was formed to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Code and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

The Ethics Committee may consist of senior compliance, administration and investment staff. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

The Committee, or members of the Committee, shall generally meet as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Code. At such time as the Chief Compliance Officer learns of a potential material violation, he/she shall convene a special meeting, if necessary. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Code.

A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right to appear before the Committee.

It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing issues reviewed and any action taken. Any such report shall be included in the confidential file maintained by the Chief Compliance Officer and/or Human Resources with respect to the particular person or persons whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Code provided that:

•	The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;

•	The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) is remote;

•	The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

•	The exempted person(s) agrees to execute and deliver to the Chief Compliance Officer, at least annually, a signed Acknowledgment Form, which shall, by operation of this provision, include a discussion of such exemption and the terms and conditions upon which it was granted.

The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.

GENERAL INFORMATION ABOUT THE CODE OF CONDUCT

ENFORCEMENT

In addition to the penalties described elsewhere in the Code, upon discovering a violation of the Code, ICON Companies may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Code and any sanctions imposed with respect thereto shall be reported periodically to the Directors/Trustees.

INTERNAL USE

The Code is intended solely for internal use by ICON Companies and does not constitute an admission by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Code is not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Code is not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Code may constitute sufficient cause for ICON Companies to terminate or otherwise adversely affect such person’s relationship with ICON Companies.

FORMS

Attached are blank forms for use in complying with the Code. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

ICON COMPANIES CODE OF CONDUCT

ACKNOWLEDGEMENT FORM

This form must be completed by all ICON Companies Employees upon commencement of services and annually thereafter.

ACKNOWLEDGEMENT

I hereby acknowledge that I have received and reviewed the ICON Companies’ Code of Conduct and that I understand its provisions and its applicability to me. I confirm that I do not know of any violations of the ICON Companies’ Code of Conduct, and, further, I confirm I do not have any reason to believe there are violations of the ICON Companies’ Code of Conduct. I understand that to the extent I am aware of any violations or to the extent that I reasonably believe there are violations of the ICON Companies’ Code of Conduct, I am obligated to report them in writing to ICON Companies’ General Counsel or Chief Compliance Officer, or through the anonymous whistleblower e-mail account. Furthermore, I acknowledge that, since the commencement of my employment or other services with ICON Companies or the date of my last certification, I have complied with the Code of Conduct, have reported any violations of the Code of Conduct as required, and have disclosed or reported all applicable securities transactions required thereunder.

INVESTMENT PERSONNEL:

All Investment Personnel must attach a completed Investment Personnel Representation Form as of the date this acknowledgment is signed. Generally, Investment Personnel include PMs, research analysts, trading department personnel, and other employees whose duties are to manage any client account. See the Code of Conduct for a more complete definition of Investment Personnel.

OUTSIDE TRUSTEES:

All Outside Trustees must attach a completed Outside Trustee Representation Form as of the date this acknowledgment is signed.

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

REPORT OF SECURITIES OWNERSHIP

FOR PERIOD ENDED __________________

This form must be completed by all Access Persons upon commencement of services and annually thereafter, if in lieu of duplicate statements. It should be attached to the Acknowledgment Form.

PLEASE PROVIDE THE FOLLOWING INFORMATION:

List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership). Note that Covered Securities do not include non-affiliated open-end investment companies (mutual funds), U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts), physical commodities, and microfinance securities:

SECURITY NAME AND TYPE	SHARES/ PRINCIPAL	SECURITY NAME AND TYPE	SHARES/ PRINCIPAL
1)		6)

2)		7)

3)		8)

4)		9)

5)		10)

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

INVESTMENT PERSONNEL REPRESENTATION FORM

This form must be completed by all Investment Personnel upon commencement of services. It should be attached to the Acknowledgment Form. Generally, Investment Personnel include PMs, research analysts, trading department personnel, and other employees whose duties are to manage any client account. If this is your initial submission, complete parts one and two; otherwise, complete part one only.

PLEASE PROVIDE THE FOLLOWING INFORMATION:

1. List all positions held (director, officer, other) with for-profit entities other than ICON Companies:

ENTITY NAME	POSITION

2. List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership). Note that Covered Securities do not include non-affiliated open-end investment companies (mutual funds), U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts), physical commodities, and microfinance securities:

SECURITY NAME AND TYPE	SHARES/ PRINCIPAL	SECURITY NAME AND TYPE	SHARES/ PRINCIPAL
1)		6)

2)		7)

3)		8)

4)		9)

5)		10)

I have complied with the Investment Personnel information disclosure provision of the Code of Conduct by including all of the information requested above, if applicable.

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

OUTSIDE TRUSTEE REPRESENTATION FORM

This form must be completed by all Outside Trustees upon commencement of service and annually thereafter, if in lieu of the Trustee Questionnaire. It should be attached to the Acknowledgment Form.

Representation

The undersigned serves as an Outside Trustee of ICON Funds. In addition to complying with all applicable provisions of the Code of Conduct, I agree that I will refrain from trading in any securities when I am in possession of information regarding trading recommendations made or proposed to be made to any client by ICON Companies or its officers or employees with respect to such securities.

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

ACCOUNT INFORMATION FORM

The following account information must be completed at least annually by all Access Person, and updated whenever a new account is opened or an existing account is closed. For further explanation of the terms Covered Security and Exempt Investment, or for additional information on existing account notification procedures, see the applicable section(s) in the Code of Conduct. Note that Covered Securities do not include non-affiliated open-end investment companies (mutual funds), U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts), physical commodities, and microfinance securities.

PLEASE CHECK ONE OF THE FOLLOWING BOXES REGARDING YOUR BROKERAGE ACCOUNTS:

☐	No, I do not have any open brokerage or commodity accounts.

☐	Yes, I do have open brokerage or commodity accounts. With regard to securities firms holding accounts for which I may be deemed a Beneficial Owner, I agree to authorize ICON Companies to request and receive directly, duplicate trade confirmations and duplicate account statements. I also agree to notify Compliance in the event that a new account is opened or an existing account is closed. All such Beneficially Owned accounts are listed below.

FIRM	ACCOUNT REGISTRATION AND ACCOUNT NUMBER	ADDRESS
1)

2)

3)

4)

5)

If you do not exercise any direct or indirect influence or control over the trading in any of the above account(s), you may exempt such account(s) from the provisions of the Code of Conduct by completing the Certification Of Non-Influence and Non-Control Form.

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

ACCESS PERSON’S CERTIFICATION OF NON-INFLUENCE

AND NON-CONTROL FORM

The provisions of the ICON Companies Code of Conduct shall not apply to purchases or sales affected in any account(s) over which you have no direct or indirect influence or control.

Listed below are my Beneficially Owned accounts which I certify are not subject to the Code of Conduct because I do not have any direct or indirect influence or control over the trading in such account(s). I further certify that I have had no communications with the person(s) responsible for management of the account(s) that may have influenced an investment to be made or not to be made for the account(s).

ACCOUNT REGISTRATION	ACCOUNT NUMBER(S)	ACCOUNT TYPE (E.G., TRUST, HEDGE FUND, ETC.)	SECURITIES FIRM ADDRESS

Briefly describe below the reason you do not have direct or indirect influence or control (e.g., independently managed trust, etc.):

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

OUTSIDE EMPLOYMENT FORM

All Inside Directors/Trustees and any ICON Companies Employee must provide prompt written notice of outside employment or compensation from any other person as a result of any business activity, other than a passive investment. In the case of securities-related employment or compensation, prior written approval must be received from the Ethics Committee.

COMPANY OR BUSINESS INFORMATION

Name:    ______________________________________________

Address:    _____________________________________________

____________________________________________

Nature of Business:    _____________________________________

POSITION INFORMATION

Title, position or role:    _____________________________________

Describe your responsibilities or role:    _________________________

_______________________________________________________

Beginning date:_________ , to present.

TIME COMMITMENT

Amount of time devoted monthly:    _____________________________

Signature

Signature	Date
Print Name

ICON COMPANIES

CODE OF CONDUCT PRE-CLEARANCE FORM

Employee Information

Employee Name:__________________________________    Phone Extension: _____________________________

Account Information

Account Name: ____________________________________________________________________________________

Account Number: ___________________________________________________________________________________

Name of Broker/Bank: _______________________________________________________________________________

Transaction Detail

Transaction type (Buy/Sell/Short)         $ Amount or # of Shares: _____________________________________________

Name of Security: __________________________________________________________________________________

If sale, date acquired: ________________________     Ticker Symbol: ________________________________________

Investment Department Personnel

Complete the next section if you are an Investment Person (not required if selling a security that is not held by Managed Accounts)

Indicate the primary reason(s) why the above transaction is not appropriate for Managed Accounts at this time:

Investment is too risky for clients (provide reason)
Clients/funds are already exposed to industry.
Security is not included in the current ICON Companies database.
Insufficient information about the issuer or available information is not favorable.
Investment is outside of clients’/funds’ permitted policies (e.g. short selling)
Due to the nature of my responsibilities, I am not in a position to recommend this security to clients.
Other:

Signature Section

By submitting this completed form to the Compliance department, I certify that the information provided is true, and that the appropriate representations below are true:

Analyst’s Representation: I have discussed this transaction with my supervisor and I am not recommending this investment for purchase or sale by any Managed Accounts, or my prior recommendation was rejected.

Access Person’s Representation (including Analysts): My trading in this security is not based on any material nonpublic information. I understand that pre-clearance will be in effect for three business days from the date of approval.

Employee Signature:__________________________________________________ Date: _________________

Investment Committee Representative:____________________________________ Date: _________________

Ethics Committee Representative:________________________________________ Date: _________________ (if required)

ICON COMPANIES CODE OF CONDUCT

QUARTERLY TRANSACTIONS REPORT AND FAMILY RELATIONSHIP UPDATE

FOR CALENDAR QUARTER ENDED    __________________

DATE	SECURITY DESCRIPTION (INCLUDE ISSUER, TYPE, MATURITY & RATE, AS APPLICABLE)	SHARES/ PRINCIPAL	TRANSACTION TYPE (BUY/ SELL)	PRICE	BROKER

☐	I have authorized ICON Companies to receive duplicate confirms and account statements from all of my broker-dealer accounts.

☐	I have not opened any new broker-dealer accounts during the quarter ended as of the above date, or have completed an Account Information Form for all such accounts.

INVESTMENT PERSONNEL ONLY

☐	(Investment Personnel) There are no changes to my Family Relationship Form.

OR

☐	(Investment Personnel) There are the following changes to my Family Relationship Form:

NAME	RELATIONSHIP	FIRM NAME AND ADDRESS	POSITION HELD
1)

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

FAMILY RELATIONSHIP FORM

The following relationship information must be completed by all Investment Personnel upon commencement of service.

PLEASE CHECK ONE OF THE FOLLOWING BOXES REGARDING YOUR IMMEDIATE FAMILY RELATIONSHIPS (AS DEFINED IN THE ICON COMPANIES CODE OF CONDUCT):

☐	No, I do not have any immediate family members employed in any securities related activities (as defined in the ICON Companies Code of Conduct).

☐	Yes, I do have immediate family members employed in a securities related activity (as defined in the ICON Companies Code of Conduct). All such relationships are listed below.

NAME	RELATIONSHIP	FIRM NAME AND ADDRESS	POSITION HELD
1)

2)

3)

4)

5)

Signature

Signature	Date
Print Name

ICON COMPANIES CODE OF CONDUCT

ICON ADVISERS, INC.

QUARTERLY POLITICAL CONTRIBUTIONS, POLITICAL ACTIVITY, and SOLICITATION OF GOVERNMENT BUSINESS REPORTING

For Calendar Quarter Ended    __________________

☐	I certify that I have not, directly or indirectly, made any Contributions to an Official or Government Entity that violates the ICON Advisers, Inc. Political Contributions, Political Activity, and Solicitation of Government Business Policy.

☐	I certify that I have not, directly or indirectly, participated in any Political Activity that violates the ICON Advisers, Inc. Political Contributions, Political Activity, and Solicitation of Government Business Policy.

☐	I certify that I have not provided or agreed to provide, directly or indirectly, payment to any person or entity to solicit government clients for investment advisory services on ICON’s behalf in violation of ICON Advisers, Inc. Political Contributions, Political Activity, and Solicitation of Government Business Policy.

I made the following contributions (as defined by the ICON Advisers, Inc. Political Contributions, Political Activity, and Solicitation of Government Business Policy):

Date of Contribution:	Contributed to:	Amount of Contribution:

I solicited the following Government Entities during the quarter (solicit shall mean to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for ICON Advisers, Inc.):

Government Entities Solicited:

Signature	Date
Print Name